UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 4, 2010

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082-4304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Pay Plan

On May 4, 2010, the Board of Directors (the “Board”) of MetroPCS Communications, Inc. (the “Company”) adopted and approved the MetroPCS Communications, Inc. Severance Pay Plan and Summary Plan Description (the “Severance Plan”). The Severance Plan provides for severance benefits to all of the Company’s officers as eligible employees, including the Company’s principal executive officer, principal financial officer and other named executive officers (collectively, the “Named Executive Officers”). Under the Severance Plan, if an eligible employee’s employment is terminated (1) by the Company without Cause (as defined in the Severance Plan) or (2) by the eligible employee for Good Reason (as defined in the Severance Plan) (a “Qualifying Termination Event”), the eligible employee would be entitled to a severance payment as follows:

Tier	Position	Severance Payment	Severance Period

Tier 1	President and Chief Executive Officer	2.0 times Annual Compensation + Pro-Rata Annual Bonus	24 months

Tier 2	Executive Vice Presidents, Senior Vice Presidents and Vice President Direct Reports to the President and Chief Executive Officer	1.5 times Annual Compensation + Pro-Rata Annual Bonus	18 months

Tier 3	Vice Presidents	.75 times Annual Compensation + Pro-Rata Annual Bonus	9 months

For purposes of the calculation of the severance payments, “Annual Compensation” is an amount equal to the annualized base salary for the eligible employee plus a pro-rated amount of the eligible employee’s annual cash performance incentive bonus target amount based upon the number of days the eligible employee was employed by the Company during the year in which his or her employment terminates (the “Pro-Rata Annual Bonus”). The eligible employee shall additionally receive a payment equal to the eligible employee’s Pro-Rata Annual Bonus attributable to the year in which his or her employment terminates.

For a Tier 1, Tier 2 or Tier 3 employee to be deemed an eligible employee and receive the benefits described above in full, the employee must have been continuously employed by the Company for a period of two or more years following the employee’s hire date. In certain circumstances, new employees and other employees who have not been in continuous service with the Company for a period of two years will be entitled to a pro-rata portion of the severance payments described above based upon the employee’s length of service with the Company.

In addition to the severance payments described above, upon a Qualifying Termination Event the Company also will reimburse the eligible employee for continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) during the eligible employee’s applicable severance period.

Under the terms of the Severance Plan, the severance payments and the COBRA reimbursements will be paid monthly in substantially equal increments in accordance with the

Company’s normal payroll practices during the eligible employee’s applicable severance period as set forth in the chart above. The first such monthly payment will be made on the 60th day following the eligible employee’s termination of employment. The payment of the severance payments and the COBRA reimbursements is conditioned upon the eligible employee’s execution and delivery of a release agreement in favor of the Company in the form attached to the Severance Plan. In addition to customary release language, the release agreement provides that the eligible employee will not consult with or provide services or assistance to certain of the Company’s competitors identified in an appendix to the Severance Plan (“Company Competitors”) as an employee, officer or director of such entity for a period equal to the eligible employee’s applicable severance period. If the eligible employee elects to accept employment with a Company Competitor or breaches these non-compete provisions of the release agreement, the Company may stop making severance payments and reimbursing for COBRA coverage.

Upon a Qualifying Termination Event, an eligible employee’s outstanding awards under the Company’s equity incentive plans will receive the following treatment:

•

All unvested stock option awards granted pursuant to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended (the “1995 Plan”), the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the “2004 Plan”) and, subject to its approval by stockholders, the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan (the “2010 Plan” and, collectively with the 1995 Plan, the 2004 Plan and any other equity incentive compensation plan adopted by the Company after the effective date of the Severance Plan, the “Equity Plans”) will be immediately forfeited without any further payment;

•

All vested but unexercised stock option awards granted pursuant to the 1995 Plan will remain exercisable by the eligible employee for a period of three months following an eligible employee’s Termination of Employment (as defined in the Severance Plan);

•

All vested but unexercised stock option awards granted pursuant to the 2004 Plan or the 2010 Plan shall remain exercisable by the eligible employee for a period of six months following Termination of Employment;

•	All unvested restricted stock awards granted pursuant to the Equity Plans shall be immediately forfeited without further payment;

•	Any unvested annual performance awards granted pursuant to the Equity Plans shall be immediately forfeited without further payment; and

•	All other awards under the Equity Plans shall be immediately forfeited without further payment.

The above description is a summary of the Severance Plan and should be read in conjunction with the full text of the Severance Plan which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Entry Into Change in Control Agreements

On May 4, 2010, the Board approved, and the Company entered into, Change in Control Agreements (each a “Change in Control Agreement”) with certain of the Company’s officers, including all of the Named Executive Officers. Under the Change in Control Agreement, if a Named Executive Officer suffers a Termination Event (as defined below and in the Change in Control Agreement) during the 18 month period following a Change in Control (as defined in the Change in Control Agreement)(the “Protection Period”), among other things (1) the Named Executive Officer is entitled to a lump sum cash payment in an amount equal to 2.0 times (or, in the case of the Company’s Chief Executive Officer, 2.5 times) the sum of the Named Executive Officer’s annual base salary and the Executive’s annual cash performance incentive target bonus, and (2) the Named Executive Officer and the Named Executive Officer’s dependents would be entitled to health and dental benefit coverage for 24 months (or, in the case of the Company’s Chief Executive Officer, 30 months) following termination (collectively “Severance Benefits”). In addition to the Severance Benefits, the Named Executive Officer would be paid for all amounts owed to him as of the date of termination, including among other things, accrued and unpaid salary, vacation pay, plus a pro-rata portion of his annual incentive award for the year in which he was terminated. Further, all outstanding equity awards and incentive compensation awards held by the Named Executive Officer under any of the Company’s equity incentive plans would become immediately vested and exercisable upon the occurrence of a Change in Control.

A “Termination Event” shall be deemed to have occurred under the Change in Control Agreement if a Named Executive Officer’s employment is terminated (1) by the Company or its successor without Cause (as defined in the Change in Control Agreement), excluding terminations due to the Named Executive Officer’s death or disability, (2) by the Company or its successor as a condition to the consummation of (or entry into, provided the transaction is consummated) the Change in Control transaction, or (3) by the Named Executive Officer for Good Reason (as defined in the Change in Control Agreement).

The Severance Benefits are payable on the 60th day following the Named Executive Officer’s termination and are conditioned upon the Named Executive Officer’s execution and delivery of a release agreement in favor of the Company in the form attached to the Change in Control Agreement. In addition to customary release language, the release agreement provides that the Named Executive Officer will not consult with or provide services or assistance to the Company Competitors as an employee, officer or director of such entity for a period of 18 months (or, in the case of the Company’s Chief Executive Officer, 24 months) following termination. If the Named Executive Officer elects to accept employment with a Company Competitor or breaches these non-compete provisions of the release agreement, the Named Executive Officer will be required to re-pay certain of the Severance Benefits payable under the Change in Control Agreement and the Company shall cease providing any Severance Benefits.

The benefits payable to the Named Executive Officers under the Change in Control Agreements are in lieu of any payments or benefits payable under any other severance plan, policy or arrangement maintained by the Company, including the Severance Plan described above.

The Change in Control Agreements became effective on May 4, 2010 and remain in full force and effect until (1) the Named Executive Officer’s termination of employment prior to a Change in Control, (2) termination of Named Executive Officer’s employment by the Named Executive Officer without Good Reason, (3) the Company’s termination of the Named Executive Officer’s employment for Cause, (4) the end of the Protection Period if the Named Executive Officer’s employment has not terminated during such period and (5) the date that the Company has fully performed its obligations to provide Severance Benefits and other payments and benefits under the Change in Control Agreement.

The above description is a summary of the Change in Control Agreements and should be read in conjunction with the full text of the form of Change in Control Agreement which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Amendments to Existing Stock Option and Restricted Stock Award Agreements

On May 4, 2010, the Board adopted and approved amendments to all outstanding stock option award agreements under the 1995 Plan, and approved new award agreements and amendments to all outstanding stock option and restricted stock award agreements under the 2004 Plan, including, in each case, those held by the Named Executive Officers. Under the 2004 Plan, unless otherwise provided in the applicable award agreements, all outstanding options and shares of restricted stock become fully vested and exercisable upon the occurrence of the events described in subsections (ii), (iii) and (iv) of the definition of Change of Control under Section 1.2 of the 2004 Plan. The award agreements previously used in connection with the 2004 Plan did not alter the events constituting a Change of Control. The new award agreements and amendments to the outstanding stock option and restricted stock awards agreements under the 2004 Plan provide that all outstanding options and shares of restricted stock will become fully vested and exercisable upon the occurrence of any of the events described in the definition of Change of Control in the 2004 Plan. Under the 1995 Plan, all outstanding options become fully vested and exercisable upon the occurrence of a Corporate Transaction as defined in Appendix A to the 1995 Plan. The amendments to the outstanding stock option award agreements under the 1995 Plan modify the definition of Corporate Transaction to include additional events constituting a Corporate Transaction as provided in the definition of Change of Control under the 2004 Plan.

The above description is a summary of the new award agreements to be used in connection with awards under the 2004 Plan and the amendments to the current award agreements in connection with the 1995 Plan and the 2004 Plan and should be read in conjunction with the full text of the new award agreements and amendments which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: May 10, 2010
	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and
Chief Financial Officer